Exhibit 10.2

  AMENDMENT TO LOAN AGREEMENT

This Amendment dated as of the 12th day of June, 2007, by and between TWIN BRIDGES (BERMUDA) LTD., a Bermuda company whose registered office is at Cannon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda (“Borrower”) and KEYBANK NATIONAL ASSOCIATION, a national banking association with offices at 4910 Tiedeman Road, OH-01-51-0541, Brooklyn, Ohio 44144 (“Lender”) to that certain Amended and Restated Loan Agreement dated October 3, 2005 between Borrower and Lender (the “Agreement”).

W I T N E S S E T H:

WHEREAS, pursuant to the Agreement, Lender made available to Borrower a line of credit in the maximum principal amount of $7,000,000.00, and

WHEREAS, Borrower and Lender have agreed to renew said line of credit,

NOW, THEREFORE, in consideration of the mutual covenants herein contained, Borrower and Lender, incorporating the defined terms used in the Agreement, hereby amend the Agreement as follows:

1.
Section 2.2 Term of Facility. The Loan, if not sooner demanded, shall mature and become due and payable on June 30, 2008. If not sooner demanded, the Borrower shall have an option to renew the Loan for an additional one (1) year term.

2.
Section 2.3 Draw Fee. The Borrower will pay a fee equal to one and one-half (1.50%) percent of the amount requested for each Letter of Credit, calculated from the time issued until the current expiration date of the Letter.

Except as hereby amended, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, Borrower and Lender have executed this Amendment as of the date first herein above set forth.

TWIN BRIDGES (BERMUDA) LTD.	KEYBANK NATIONAL ASSOCIATION

By: /s/ Nicholas Frost	By: /s/ Joseph F. Markey
Name: Nicholas Frost	Name: Joseph F. Markey
Title: Vice President	Title: Senior Vice President